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                  CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                         PRINCIPAL FINANCIAL OFFICERS

I.     Covered Officers/Purpose of the Code

This code of ethics (the "Code") is established for each fund listed on Attachment A hereto (each a Fund" and together the "Funds") pursuant to
Section 406 of the Sarbanes-Oxley Act and the rules adopted thereunder by the Securities and Exchange Commission ("SEC"). The Code applies to each Fund's Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer or Controller, or senior officers performing similar functions (the "Covered Officers" each of whom are set forth in Exhibit B) for the purpose of promoting:

    o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

    o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by a Fund;

    o    compliance with applicable governmental laws, rules and regulations;

    o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

    o    accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.    Conflicts of Interest

A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, a Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with a Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and a Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (the "1940 Act") and the Investment Advisers Act of 1940, as amended (the "Advisers Act").
For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Fund because of their status as "affiliated persons" of the Fund. A Fund's and its investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationships between a Fund and the Fund's investment adviser, principal underwriter, administrator, or other service providers to the Fund (together "Service Providers"), of which the Covered Officers may also be principals or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for a Fund or for a Service Provider, or for both), be involved in establishing policies and implementing decisions that will have different effects on such Service Providers and a Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationships between a Fund and its Service Providers and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the 1940 Act and the Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Board of Directors/Trustees ("Boards") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the 1940 Act and the Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of a Fund.

Each Covered Officer must:



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    o    not use his personal influence or personal relationships
         improperly to influence investment decisions or financial reporting by a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

    o not cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Fund; and

    o not retaliate against any other Covered Officer or any employee of a Fund or its affiliated persons for reports of potential violations that are made in good faith.

There are some actual or potential conflict of interest situations that should always be brought to the attention of, and discussed with, the Funds' Chief Legal Officer or other senior legal officer, if material. Examples of these include:

    o    service as a director on the board of any public or private company;

    o    the receipt of any non-nominal gifts;

    o the receipt of any entertainment from any company with which a Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

    o any ownership interest in (other than insubstantial interests in publicly traded entities), or any consulting or employment relationship with, any of a Fund's Service Providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

    o a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

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III.   Disclosure and Compliance

Each Covered Officer:

    o should familiarize himself with the disclosure requirements generally applicable to the Funds;

    o should not knowingly misrepresent, or cause others to misrepresent, facts about a Fund to others, whether within or outside the Fund, including to the Fund's Board of Directors/Trustees and its auditors, and to governmental regulators and self-regulatory organizations;

    o should, to the extent appropriate within his area of responsibility, consult with other officers and employees of a Fund and its Service Providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

    o is responsible to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.    Reporting and Accountability

Each Covered Officer must:

    o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board of Directors/Trustees that he has received, read, and understands the Code;

    o annually thereafter affirm to the Board of Directors/Trustees that he has complied with the requirements of the Code; and

    o notify the Funds' Chief Legal Officer promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The Funds' Chief Legal Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. In such situations, the Chief Legal Officer is authorized to consult, as appropriate, with counsel to the Funds, counsel to the Independent Directors/Trustees, a Board Committee comprised of Independent Directors/Trustees, or the full Board.

The Funds will follow the following procedures in investigating and enforcing this Code:

    o the Funds Chief Legal Officer will take all appropriate action to investigate any potential violations reported to her;

    o if, after such investigation, the Chief Legal Officer believes that no violation has occurred, the Chief Legal Officer is not required to take any further action;

    o any matter that the Chief Legal Officer believes is a violation or that the Chief Legal Officer believes should be reviewed by a Fund's Board or Board Committee comprised of Independent
         Directors/Trustees will be reported to the Fund's Board or Board Committee comprised of Independent Directors/Trustees;

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    o    based upon its review of any matter referred to it, a Fund's
         Board or Board Committee comprised of Independent Directors/Trustees shall determine whether or not a violation has occurred, whether a grant of waiver is appropriate or whether some other action should be taken. Based upon its determination, the Fund's Board or Board Committee comprised of Independent Directors/Trustees may take such action as it deems appropriate, which may include without limitation: modifications of applicable policies and procedures; notification to appropriate personnel of the Fund's investment adviser, principal underwriter or administrator, or their boards; notification to other Funds for which the Covered Officer serves as a Covered Officer; or recommendation to dismiss the Covered Officer; and

    o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.     Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of a Fund or its Service Providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and their investment adviser's and principal underwriter's code of ethics under Rule 17j-1 under the 1940 Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.    Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of Independent Directors/Trustees.

VII.   Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Fund Board of Directors/Trustees, counsel to the Fund, and counsel to the Fund Independent Directors/Trustees.

VIII.  Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of a Fund, as to any fact, circumstance, or legal conclusion.

IX.    Recordkeeping

     A Fund shall keep the information disclosed about waivers and amendments under the Code for the period of time as specified in the rules adopted pursuant to Section 406 of the Sarbanes-Oxley Act, and furnish such information to the SEC or its staff upon request.


Adopted and approved as of September 3, 2003.

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                                  EXHIBIT A

                     Funds Covered by this Code of Ethics

The Retail Funds:

Strategic Partners Asset Allocation Funds -
    Strategic Partners Moderate Growth Fund
Strategic Partners Asset Allocation Funds -
    Strategic Partners Conservative Growth Fund
Strategic Partners Style Specific Funds -
    Strategic Partners International Equity Fund
Strategic Partners Style Specific Funds -
    Strategic Partners  Large Capitalization Growth Fund
Strategic Partners Style Specific Funds -
    Strategic Partners  Small Capitalization Value Fund
Strategic Partners Style Specific Funds -
    Strategic Partners  Large Capitalization Value Fund
Strategic Partners Asset Allocations Funds -
    Strategic Partners High Growth Fund
Strategic Partners Style Specific Funds -
    Strategic Partners  Total Return Bond Fund
Strategic Partners Style Specific Funds -
    Strategic Partners  Small Capitalization Growth Fund

Dryden California Municipal Fund: California Income Series Dryden California Municipal Fund: California Money Market Series Dryden California Municipal Fund: California Series
Dryden Municipal Series Fund: Florida Series
Dryden Municipal Series Fund: New Jersey Money Market Series Dryden Municipal Series Fund: New Jersey Series
Dryden Municipal Series Fund: New York Money Market Series Dryden Municipal Series Fund: New York Series
Dryden Municipal Series Fund: Pennsylvania Series

Cash Accumulation Trust - Liquid Assets Series
Cash Accumulation Trust - National Money Market Fund
Dryden Index Series Fund: Dryden Stock Index Fund
The Prudential Investment Portfolios, Inc., Jennison Equity Opportunity Fund The Prudential Investment Portfolios, Inc., Jennison Growth Fund
The Prudential Investment Portfolios, Inc., Dryden Active Balanced Fund Jennison Small Company Fund, Inc.

Dryden Tax-Managed Funds, Dryden Tax-Managed Equity Fund
Dryden Tax-Managed Small-Cap Fund, Inc.
Jennison U.S. Emerging Growth Fund, Inc.
Jennison Value Fund
Prudential World Fund, Inc., Jennison Global Growth Fund
Prudential World Fund, Inc., Strategic Partners International Value Fund Prudential World Fund, Inc., Jennison International Growth Fund
Dryden Government Securities Trust - Money Market Series
Dryden Government Securities Trust - U.S.Treasury Money Market Series Jennison Sector Funds, Inc. - Jennison Financial Services Fund
Jennison Sector Funds, Inc. - Jennison Health Sciences Fund
Jennison Sector Funds, Inc. - Jennison Technology Fund
Jennison Sector Funds, Inc. - Jennison Utility Fund

                                      A-1


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Strategic Partners Equity Fund, Inc.
Dryden Global Total Return Fund, Inc.
Dryden High Yield Fund, Inc.
MoneyMart Assets, Inc.
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc. - Dryden Short-Term Corporate Bond Fund Dryden Short-Term Bond Fund, Inc. - Dryden Ultra Short Bond Fund
Tax-Free Money Fund, Inc.
Dryden Total Return Bond Fund, Inc.

The Target Portfolio Trust - Intermediate-Term Bond Portfolio
The Target Portfolio Trust - International Bond Portfolio
The Target Portfolio Trust - International Equity Portfolio
The Target Portfolio Trust - Large Capitalization Growth Portfolio The Target Portfolio Trust - Large Capitalization Value Portfolio The Target Portfolio Trust - Mortgage Backed Securities Portfolio The Target Portfolio Trust - Small Capitalization Growth Portfolio The Target Portfolio Trust - Small Capitalization Value Portfolio The Target Portfolio Trust - Total Return Bond Portfolio
The Target Portfolio Trust - U.S. Government Money Market Portfolio

Jennison 20/20 Focus Fund
Dryden Core Investment Fund

Dryden Government Income Fund, Inc.
Strategic Partners Opportunity Funds - Strategic Partners Focused Growth Fund Strategic Partners Opportunity Funds - Strategic Partners Focused Value Fund Strategic Partners Opportunity Funds - Strategic Partners Mid-Cap Value Fund Strategic Partners Opportunity Funds - Strategic Partners New Era Growth Fund

Prudential Institutional Liquidity Portfolio, Inc. -
    Institutional Money Market Series
Strategic Partners Real Estate Securities Fund

                                      A-2


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Dryden Municipal Bond Fund - High Income Series
Dryden Municipal Bond Fund - Insured Series

Prudential Europe Growth Fund, Inc.
Prudential Pacific Growth Fund, Inc.

Jennison Natural Resources Fund, Inc.

COMMAND Government Fund
COMMAND Money Fund
COMMAND Tax-Free Fund
Special Money Market Fund, Inc. - Money Market Series

Nicholas-Applegate Fund, Inc. - Nicholas-Applegate Growth Equity Fund

American Skandia Advisor Funds, Inc. -
    ASAF American Century International Growth Fund
American Skandia Advisor Funds, Inc. -
    ASAF American Century Strategic Balanced Fund
American Skandia Advisor Funds, Inc. -
    ASAF DeAM International Equity Fund
American Skandia Advisor Funds, Inc. -
    ASAF Federated High Yield Bond Fund
American Skandia Advisor Funds, Inc. -
    ASAF Gabelli Small-Cap Value Fund
American Skandia Advisor Funds, Inc. -
    ASAF INVESCO Capital Income Fund
American Skandia Advisor Funds, Inc. -
    ASAF Goldman Sachs Concentrated Growth Fund
American Skandia Advisor Funds, Inc. - ASAF Money Market Fund
American Skandia Advisor Funds, Inc. - ASAF PIMCO Total Return Bond Fund American Skandia Advisor Funds, Inc. - ASAF PBHG Small-Cap Growth Fund
American Skandia Advisor Funds, Inc. - ASAF Alliance Growth Fund
American Skandia Advisor Funds, Inc. - ASAF Alliance Growth and Income Fund American Skandia Advisor Funds, Inc. -
    ASAF William Blair International Growth Fund
American Skandia Advisor Funds, Inc. - ASAF Marsico Capital Growth Fund American Skandia Advisor Funds, Inc. -
    ASAF Neuberger Berman Mid-Cap Growth Fund
American Skandia Advisor Funds, Inc. - ASAF Neuberger Berman Mid-Cap Value Fund American Skandia Advisor Funds, Inc. - ASAF MFS Growth with Income Fund American Skandia Advisor Funds, Inc. -
    ASAF Sanford Bernstein Managed Index 500 Fund
American Skandia Advisor Funds, Inc. - ASAF Strong International Equity Fund American Skandia Advisor Funds, Inc. - ASAF DeAM Small-Cap Growth Fund
American Skandia Advisor Funds, Inc. - ASAF Alger All-Cap Growth Fund
American Skandia Advisor Funds, Inc. - ASAF Gabelli All-Cap Value Fund
American Skandia Advisor Funds, Inc. - ASAF INVESCO Technology Fund
American Skandia Advisor Funds, Inc. - ASAF Goldman Sachs Mid-Cap Growth Fund American Skandia Advisor Funds, Inc. - ASAF ProFund Managed OTC Fund
American Skandia Advisor Funds, Inc. -
    ASAF Alliance / Bernstein Growth + Value Fund
American Skandia Advisor Funds, Inc. -
    ASAF INVESCO Health Sciences Fund
American Skandia Advisor Funds, Inc. - ASAF Sanford Bernstein Core Value Fund American Skandia Advisor Funds, Inc. - ASAF T. Rowe Price Tax Managed Fund American Skandia Advisor Funds, Inc. - ASAF DeAM Large-Cap Growth Fund
American Skandia Advisor Funds, Inc. - ASAF DeAM Large-Cap Value Fund


                                      A-3


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The Insurance Funds:

American Skandia Trust - AST Strong International Equity Portfolio
American Skandia Trust - AST William Blair International Growth Portfolio American Skandia Trust - AST American Century International Growth Portfolio American Skandia Trust - AST DeAM International Equity Portfolio
American Skandia Trust - AST MFS Global Equity Portfolio
American Skandia Trust - AST PBHG Small-Cap Growth Portfolio
American Skandia Trust - AST DeAM Small-Cap Growth Portfolio
American Skandia Trust - AST Federated Aggressive Growth Portfolio
American Skandia Trust - AST Goldman Sachs Small-Cap Value Portfolio American Skandia Trust - AST Gabelli Small-Cap Value Portfolio
American Skandia Trust - AST DeAM Small-Cap Value Portfolio
American Skandia Trust - AST Goldman Sachs Mid-Cap Growth Portfolio
American Skandia Trust - AST Neuberger Berman Mid-Cap Growth Portfolio American Skandia Trust - AST Neuberger Berman Mid-Cap Value Portfolio American Skandia Trust - AST Alger All-Cap Growth Portfolio
American Skandia Trust - AST Gabelli All-Cap Value Portfolio
American Skandia Trust - AST T. Rowe Price Natural Resources Portfolio American Skandia Trust - AST Alliance Growth Portfolio
American Skandia Trust - AST MFS Growth Portfolio
American Skandia Trust - AST Marisco Capital Growth Portfolio
American Skandia Truat - AST Goldman Sachs Concentrated Growth Portfolio American Skandia Trust - AST DeAM Large-Cap Growth Portfolio
American Skandia Trust - AST DeAM Large-Cap Value Portfolio
American Skandia Trust - AST Alliance/Bernstein Growth + Value Portfolio American Skandia Trust - AST Sanford Bernstein Core Value Portfolio
American Skandia Trust - AST Cohen & Steers Realty Portfolio
American Skandia Trust - AST Sandford Bernstein Managed Index 500 Portfolio American Skandia Trust - AST American Century Income & Growth Portfolio American Skandia Trust - AST Alliance Growth and Income Portfolio
American Skandia Trust - AST MFS Growth with Income Portfolio
American Skandia Trust - AST INVESCO Capital Income Portfolio
American Skandia Trust - AST DeAM Global Allocation Portfolio
American Skandia Trust - AST American Century Strategic Balanced Portfolio American Skandia Trust - AST T. Rowe Price Asset Allocation Portfolio American Skandia Trust - AST T. Rowe Price Global Bond Portfolio
American Skandia Trust - AST Federated High Yield Portfolio
American Skandia Trust - AST Lord Abbett Bond-Debenture Portfolio
American Skandia Trust - AST DeAM Bond Portfolio
American Skandia Trust - AST PIMCO Total Return Bond Portfolio
American Skandia Trust - AST PIMCO Limited Maturity Bond Portfolio
American Skandia Trust - AST Money Market Portfolio

                                      A-4


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The Prudential Series Fund, Inc. -
    SP Aggressive Growth Asset Allocation Portfolio
The Prudential Series Fund, Inc. - SP AIM Aggressive Growth Portfolio
The Prudential Series Fund, Inc. - SP AIM Core Equity Portfolio
The Prudential Series Fund, Inc. - SP Alliance Large Cap Growth Portfolio
The Prudential Series Fund, Inc. - SP Alliance Technology Portfolio
The Prudential Series Fund, Inc. - SP Balanced Asset Allocation Portfolio
The Prudential Series Fund, Inc. - SP Conservative Asset Allocation Portfolio The Prudential Series Fund, Inc. - SP Davis Value Portfolio
The Prudential Series Fund, Inc. - SP Deutsche International Equity Portfolio The Prudential Series Fund, Inc. - SP Growth Asset Allocation Portfolio
The Prudential Series Fund, Inc. - SP INVESCO Small Company Growth Portfolio The Prudential Series Fund, Inc. - SP Jennison International Growth Portfolio The Prudential Series Fund, Inc. - SP Large Cap Value Portfolio
The Prudential Series Fund, Inc. - SP MFS Capital Opportunities Portfolio
The Prudential Series Fund, Inc. - SP MFS Mid Cap Growth Portfolio
The Prudential Series Fund, Inc. - SP PIMCO High Yield Portfolio
The Prudential Series Fund, Inc. - SP PIMCO Total Return Portfolio
The Prudential Series Fund, Inc. - SP Prudential U.S. Emerging Growth Portfolio The Prudential Series Fund, Inc. - SP Small/Mid Cap Value Growth Portfolio
The Prudential Series Fund, Inc. -
    SP Strategic Partners Focused Growth Portfolio
The Prudential Series Fund, Inc. - Stock Index Portfolio
The Prudential Series Fund, Inc. - Jennison 20/20 Focus Portfolio
The Prudential Series Fund, Inc. - Conservative Balanced Portfolio
The Prudential Series Fund, Inc. - Diversified Bond Portfolio
The Prudential Series Fund, Inc. - Diversified Conservative Growth Portfolio The Prudential Series Fund, Inc. - Equity Portfolio
The Prudential Series Fund, Inc. - Flexible Managed Portfolio
The Prudential Series Fund, Inc. - Global Portfolio
The Prudential Series Fund, Inc. - Government Income Portfolio
The Prudential Series Fund, Inc. - High Yield Bond Portfolio
The Prudential Series Fund, Inc. - Jennison Portfolio
The Prudential Series Fund, Inc. - Money Market Portfolio
The Prudential Series Fund, Inc. - Natural Resources Portfolio
The Prudential Series Fund, Inc. - Small Capitalization Stock Portfolio
The Prudential Series Fund, Inc. - Value Portfolio
The Prudential Series Fund, Inc. - Zero Coupon Bond Portfolio 2005

Prudential's Gibraltar Fund, Inc.


                                      A-5



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                                  EXHIBIT B

                    Persons Covered by this Code of Ethics

Judy A. Rice -- President and Chief Executive Officer of the Retail Funds

David R. Odenath -- President and Chief Executive Officer of the Insurance Funds

Grace C. Torres -- Treasurer and Chief Financial Officer for the Retail and Insurance Funds


                                      B-1